Exhibit 99.3

ACACIA RESEARCH CORPORATION

NOTICE TO CLIENTS OF STOCKHOLDERS WHO ARE ACTING AS NOMINEES

Up to 9,618,639 Shares of Common Stock Issuable Upon Exercise of Non-Transferable Rights

February 14, 2023

Dear Stockholder:

Enclosed for your consideration is a prospectus supplement, dated February 14, 2023 (as amended and supplemented from time to time, the “Prospectus Supplement”), and the accompanying prospectus, dated November 23, 2020 (together with the Prospectus Supplement, the “Prospectus”), relating to the offering by Acacia Research Corporation (the “Company”) of non-transferable subscription rights (the “Rights”) to subscribe for up to an aggregate of 9,618,639 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Rights will be issued to record holders (“Eligible Securityholders”) of the Company’s Common Stock as of 5:00 p.m., Eastern time, on February 13, 2023 (the “Record Date”). The Rights are offered on the terms and subject to the conditions described in the Prospectus.

The Rights may be exercised at any time during the subscription period, which commences on February 14, 2023 and ends at 5:00 p.m., Eastern time, on March 1, 2023, unless extended by the Company (the “Expiration Date”). The Rights are non-transferable and will not be listed for trading on any stock exchange. This means that Rights holders may not sell, transfer or assign their Rights to anyone else. The Common Stock is listed on the NASDAQ Global Select Market under the symbol “ACTG.”

As described in the Prospectus, each Eligible Securityholder is entitled to receive one (1) Right for every four (4) outstanding shares of Common Stock owned by such Eligible Securityholder on the Record Date. The Rights entitle the holder thereof to purchase one (1) new share of Common Stock for every one (1) Right held at the price of $5.25 per share. Rights holders may only purchase the number of shares of Common Stock purchasable upon exercise of the Rights distributed to them.

The Rights will be evidenced by subscription rights certificates (the “Subscription Rights Certificates”). No fractional shares of Common Stock will be issued pursuant to the Rights.

Enclosed are copies of the following documents:

1.	the Prospectus; and

2.	a Beneficial Owner Election Form.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF RIGHTS MAY ONLY BE MADE BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, as your nominee, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus carefully before instructing us to exercise any Rights.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the Rights on your behalf pursuant to the terms and subject to the conditions set forth in the Prospectus. The Rights offering will expire on the Expiration Date. Rights holders who exercise their Rights will have no right to rescind their subscription after receipt of their completed Subscription Rights Certificates together with payment for shares by the subscription agent, Broadridge Corporate Issuer Solutions, LLC.

If you wish to have us, on your behalf, exercise your Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the Beneficial Owner Election Form included with this letter.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE SUBSCRIPTION AGENT, BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, TOLL-FREE AT THE FOLLOWING TELEPHONE NUMBER: (888) 789-8409 OR VIA EMAIL AT SHAREHOLDER@BROADRIDGE.COM.

Important Information

This communication is not an offer to sell or the solicitation of an offer to buy any securities, and neither we nor the Company will offer or sell the securities referred to herein in any jurisdiction in which such offer or sale would be unlawful. The offering referred to in this communication may be made in the United States only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

The Company filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) on November 23, 2020 covering, among other things, the Rights and the shares of Common Stock to be issued upon the exercise thereof, to which this communication relates. The prospectus in that registration statement, together with the Prospectus Supplement that the Company filed with the SEC on February 14, 2023 and the documents incorporated by reference in the Prospectus, as well as other documents the Company has filed with the SEC, are available for free by visiting EDGAR on the SEC’s website at www.sec.gov or by contacting us at the number or e-mail address above.

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